UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2008

KONA GRILL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34082	20-0216690
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7150 E. Camelback Road, Suite 220 Scottsdale, Arizona	85251
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 922-8100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 22, 2008, Kona Grill, Inc. (the “Company”) entered into a Subscription Agreement (the “Agreement”) with James R. Jundt for the purchase of $1,000,000 of the Company’s common stock at a price per share of $1.19 which represents the average closing price per share of the Company’s common stock as quoted on the NASDAQ Global Market for the five trading days prior to the date of the Agreement. The investment by Mr. James Jundt is subject to the Company receiving a commitment from a third party lender of at least $3,000,000 of new debt financing in the form of a line of credit, equipment financing, term loan, or other form of debt.

Prior to the issuance of common stock pursuant to the Agreement, James R. Jundt is the beneficial owner of 4.9% of the Company’s common stock. Mr. Jundt is also the father of Marcus E. Jundt, the Company’s Chairman of the Board, Chief Executive Officer, and President.

The foregoing is only a summary of the terms of the Agreement, and is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 10.20 to this report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.20 — Subscription Agreement, dated December 22, 2008, between Kona Grill, Inc. and James R. Jundt

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 2008

KONA GRILL, INC.

By: /s/ Mark S. Robinow
Mark S. Robinow
Executive Vice President, Chief Financial Officer, and
Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.20	Subscription Agreement, dated December 22, 2008, between Kona Grill, Inc. and James R. Jundt